From:                      TROPICAL SPORTSWEAR INT'L CORPORATION
                           4902 West Waters Avenue, Tampa, FL 33634
                           Nasdaq National Market, Symbol: TSIC

Media Contact:             Hannah Arnold (212) 575-4545
                           Linden Alschuler & Kaplan, Inc.

Investor Contact:          Robin Cohan, Chief Financial Officer & Treasurer
                           Tropical Sportswear Int'l Corporation (813) 249-4900

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                RONALD THREADGILL NAMED SENIOR VICE PRESIDENT OF
                 GLOBAL LOGISTICS FOR TROPICAL SPORTSWEAR INT'L

     Tampa,  FL,  October  26,  2004 -  Tropical  Sportswear  Int'l  Corporation
(Nasdaq:TSIC) ("TSI"), a designer, producer and marketer of high-quality branded and retailer  private branded  apparel,  announced that Ronald G. Threadgill has been named Senior Vice President of Global  Logistics.  Mr.  Threadgill  will be responsible  for planning,  purchasing  and sourcing for all of TSI's  strategic business units.

     With  more  than 25  years  of  experience  in the  apparel  industry,  Mr.
Threadgill  brings a proven track  record of  addressing  critical  supply chain issues. Most recently he served as the Director of Sourcing for the Levi Strauss
Signature launch and the Director of Manufacturing  Operations for all of Levi's
brands in the  Western  Hemisphere  for Levi  Strauss & Co.  Previously,  he was
responsible for  merchandising,  product  development and the roll-out of global sourcing at Wal-Mart.

     "Ron brings  significant  supply chain and apparel  industry  experience to
TSI," said Rich Domino,  President of TSI. "His  expertise will be invaluable as we continue to improve our global sourcing operations."

     TSI is a  designer,  producer  and  marketer  of  high-quality  branded and retailer  private branded  apparel  products that are sold to major retailers in all levels and channels of  distribution.  Primary  product lines feature casual and dress-casual pants,  shorts,  denim jeans, and woven and knit shirts.  Major owned brands include Savane(R),  Farah(R), Flyers(R), The Original Khaki Co.(R),
Bay to Bay(R), Two Pepper(R),  Royal Palm(R), Banana Joe(R), and Authentic Chino
Casuals(R).  Licensed brands include Bill  Blass(R)and  Van Heusen(R).  Retailer national private brands that we produce include Puritan(R), George(TM), Member's
Mark(R),  Sonoma(R), Croft & Barrow(R), St. John's Bay(R), Roundtree & Yorke(R),
Geoffrey  Beene(R),  Izod(R),  and White Stag(R).  TSI  distinguishes  itself by providing major retailers with comprehensive  brand management programs and uses advanced  technology  to provide  retailers  with  customer,  product and market
analyses,   apparel   design,   and   merchandising   consulting  and  inventory
forecasting.

     This press release contains forward-looking  statements,  which are subject to the safe harbor created by the Private  Securities  Litigation  Reform Act of
1995.  Management  cautions  that these  statements  represent  projections  and estimates of future performance and involve certain risks and uncertainties. The
Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of factors including, without limitation;
potential  negative  effects from changes in management;  failure to improve the
Company's global sourcing operations, and other risk factors listed from time to time in the Company's  reports  (including its Annual Report on Form 10-K) filed with the U.S.  Securities and Exchange  Commission.  In addition,  the estimated financial  results for any period do not  necessarily  indicate the results that may be expected for any future period,  and the Company assumes no obligation to update them.